Exhibit 99.1
Press Release Dated March 2, 2011

Two Rivers Water Company Announces Completion of Convertible Debt Placement

DENVER, Colorado, March 2, 2011 -- Two Rivers Water Company ("Two Rivers") (OTCPK:TURV), a company focused on acquiring and developing water and irrigated farming resources in Colorado, announced today it has completed a private placement offering of secured convertible debt, the first of a planned four tranches of such securities to be used for expansion of its water and irrigated farming portfolio in southern Colorado.

The private placement raised $2,000,000 through the issuance of convertible notes, secured by first deeds of trust and water rights tied to the specific irrigated farmland to be developed.  Boenning & Scattergood, a Pennsylvania based investment bank with a special focus on the water and infrastructure sector, acted as sole placement agent for Two Rivers.

John McKowen, Chairman and CEO of Two Rivers said, “Two Rivers expects to be able complete additional tranches of up to $18,000,000 in financing over the next twelve months to acquire and develop an additional 4,000 acres of high yield irrigated farmland producing exchange traded grains.”

Two Rivers has been re-aggregating and rehabilitating an historic reservoir and canal system on the Huerfano and Cucharas Rivers capable of storing 70,000+ acre feet of water and re-irrigating as much as 20,000 acres along the systems, which are located in Huerfano and Pueblo Counties in Southern Colorado.

Two Rivers is in the business of acquiring and developing water and farming resources in Colorado.

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.  Actual results could differ from those projected in any forward-looking statements due to numerous factors.    Such factors include, among others, the inherent uncertainties associated with developing and acquiring land and water resources.  These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.  Although we believe that the beliefs, plans, expectations and intentions contained in the press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

Contact:  Gary Barber
President & COO
Two Rivers Water Company
Symbol TURV: OTCPK
Phone:  +1 (303) 222-1000
Email:  gbarber@2riverswater.com